Exhibit 1

Reynolds Group Holdings Limited Announces
Confidential Submission of Draft Registration Statement
LAKE FOREST, IL, August 4, 2020 – (BUSINESS WIRE) – Reynolds Group Holdings Limited (the “Company”) today announced that it has confidentially submitted a draft registration statement on Form S-1 to the U.S. Securities and Exchange Commission (the “SEC”) relating to the Company’s proposed initial public offering of its common stock. The number of shares to be offered and the price range for the proposed offering have not yet been determined. The initial public offering is expected to commence after the SEC completes its review process, subject to market and other conditions. If the initial public offering proceeds, the Company’s present intention is to convert into a corporation with the name Pactiv Evergreen Inc. Furthermore, immediately prior to such initial public offering, it will distribute to its shareholder, Packaging Finance Limited, the Company’s Graham Packaging business. There is no assurance that the initial public offering will be completed.
This press release is being made pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended, and does not constitute an offer to sell or the solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.
Forward-Looking Statements:
This press release may contain “forward-looking statements.” Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of Reynolds Group, taking into account the information currently available to our management. Forward-looking statements are not statements of historical fact. For example, when we use words such as “believe,” “anticipate,” “expect,” “estimate,” “plan,” “intend,” “should,” “would,” “could,” “may,” “might,” “will” or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such uncertainties, risks and assumptions include, but are not limited to: risks related to our ability to complete the repricing of the existing term loans; risks related to the COVID-19 pandemic, including the associated effect of heightening many of the other risks disclosed in our Annual Report; risks related to future costs of raw materials, energy and freight, including the impact of tariffs, trade sanctions and similar matters affecting our importation of certain raw materials; risks related to economic downturns in our target markets; risks related to changes in consumer lifestyle, eating habits, nutritional preferences and health-related and environmental concerns that may harm our business and financial performance; risks related to complying with environmental, health and safety laws or as a result of satisfying any liability or obligation imposed under such laws; risks related to the impact of a loss of any of our key manufacturing facilities; risks related to our dependence on key management and other highly skilled personnel; risks related to the consolidation of our customer bases, loss of a significant customer, competition and pricing pressure; risks related to any potential supply of faulty or contaminated products; risks related to exchange rate fluctuations; risks related to dependence on the protection of our intellectual property and the development of new products; risks related to pension plans sponsored by us and others in our control group; risks related to strategic transactions, including completed and future acquisitions or dispositions; risks related to our hedging activities which may result in significant losses and in period-to-period earnings volatility; risks related to our suppliers of raw materials and any interruption in our supply of raw materials; risks related to information security, including a cybersecurity breach or a failure of one or more of our information technology systems, networks, processes or service providers; risks related to related party transactions entered into with Reynolds Consumer Products Inc. (“RCPI”) and its subsidiaries risks related to the tax-free distribution of our interest in RCPI to our shareholder, Packaging Finance Limited ; risks related to our substantial indebtedness and our ability to service our current and future indebtedness; risks related to restrictive covenants in certain of our outstanding notes and our other indebtedness which could adversely affect our business by limiting our operating and strategic flexibility; and risks related to increases in interest rates which would increase the cost of servicing our variable rate debt instruments. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above.
Contact
Reynolds Group Holdings Limited
Joseph E. Doyle
+1-847-482-2409
enquiries@reynoldsgroupholdings.com